Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to this Registration Statement No. 333-192991 on Form N-1A of our report dated November 24, 2020, relating to the financial statements and financial highlights of Aspiration Redwood Fund appearing in the Annual Report on Form N-CSR of Aspiration Redwood Fund for the year ended September 30, 2020.

/s/ Deloitte & Touche LLP
Los Angeles, California
April 21, 2022